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                           SCHEDULE 14A (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

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Check the appropriate box:
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       (as permitted by Rule 14a-6(e)(2))
[   ]  Definitive Proxy Statement
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[ X ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                               JAGNOTES.COM INC.
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                (Name of Registrant as Specified in its Charter)

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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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                                JagNotes.com Inc.

For Immediate Release:

Contacts:

Stephen J. Schoepfer, EVP & COO
JagNotes.com Inc.
(888) 828-4174
steve@jagnotes.com
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        JagNotes.com Inc. Announces Filing of Definitive Proxy Statement
                   for Proposed Recapitalization and Date for
                        Special Meeting of Stockholders

BOCA RATON, FLORIDA, January 23, 2002 -- JagNotes.com Inc. (OTC BB: JNOT) announced that it filed with the SEC today a Definitive Proxy Statement in connection with a proposed recapitalization of the Company. The date of the special meeting of the stockholders, at which the Company's stockholders will vote on the proposed recapitalization plan, is set for Thursday, February 21, 2002. Mailings of the Definitive Proxy Statement to stockholders who are entitled to vote as of January 18, 2002, the record date for the meeting, will commence promptly after the filing.

THE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO YOUR VOTE. The proxy statement will be made available to all stockholders at no expense and will also be available free of charge at the SEC's website at www.sec.gov.


The participants in the solicitation described above includes the directors and executive officers of the company, who may have an interest in the solicitation, including as a result of holding stock or options of the company and being party to employment agreements with the company. A detailed list of the names and interests of the company's directors and executive officers is contained in the company's proxy statement for its annual meeting held in 2001 which was sent to stockholders and filed with the SEC on December 10, 2001. Except as discussed above, to the knowledge of the company, none of the directors, executive officers or employees of the company named above has any interest, direct or indirect, by security holdings or otherwise in the solicitation.

About JagNotes.com Inc.
-----------------------

JagNotes.com Inc. is a leading provider of Internet-based equities research and financial information that offers its subscribers a variety of stock market research, news, commentary and analysis, including "JAG Notes", the Company's flagship early morning consolidated research product. The Company's website is located at www.jagnotes.com.


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